The Alkaline Water Company Records Another
Record Quarter in Fiscal First Quarter 2022

The Company Continues its Strong Growth Surge with $14.1 Million in
Revenue, Up 19.6% on a Two-Year Stacked Basis

33rd  Straight Comparable Quarter of Record Sales.

SCOTTSDALE, Arizona, (8/16/21)- The Alkaline Water Company Inc. (NASDAQ and CSE: WTER)  (the "Company"), the country's largest independent alkaline water company, today announced record revenue of $14.1 million for the fiscal first quarter ended June 30, 2021. The Company filed the corresponding form 10-Q with the SEC on August 16, 2021.

"I'm pleased to announce that in the first quarter of fiscal 2022, The Alkaline Water Company secured a three-year partnership with Shaquille O'Neal and Authentic Brands Group (ABG) in which Shaq will serve as a member of our advisory board and as brand ambassador," said Richard A. Wright, President and CEO of The Alkaline Water Company. "This quarter also saw record revenue and strong continued growth. Even when compared to last year's pantry-loading, our first quarter fiscal 2022 was our 33rd straight comparable quarter of record sales. The momentum from our fourth quarter of fiscal 2021 has carried over into our first quarter fiscal 2022 and led to revenue of $14.1 million, a 5% increase year-over-year, and 19.6% increase on a two-year stacked basis."

"Fiscal 2022 is shaping up to be a watershed year for The Alkaline Water Company. All the hard work and execution over the last 8 years is coming to fruition and I believe that Alkaline88® will be a household name this fiscal year," continued Mr. Wright.

Fiscal 2022 Key Highlights

  Record Revenue of $14.1, an increase of 19.6% on a two-year stacked basis
  Secured Partnership Agreement with Shaquille O'Neal and Authentic Brands Group.
  Key customer wins and expansion with major retailers including CVS and Harris Teeter.
  Launched eco-friendly white aluminum bottles nationwide.
  Continued focusing on specific initiatives including Big Box, Clubs and other non-traditional retailers, E-Commerce, Hospitality, Convenience Stores, International and CBD.
  Alkaline88® remains the #1 selling bulk alkaline water nationally.
  Continued to add personnel to strengthen management team in pursuit of strategic growth initiatives.

"We made significant investments in people and business partners, including raw material manufacturers and co-packers, in the first quarter of fiscal 2022 that are supporting our growth," declared Mr. Wright. "It has been great starting work with Shaquille and ABG on our sales initiatives. Shaq's extraordinary impact on sales that he's demonstrated throughout his career has yet to even register for Alkaline88. We're very excited for what's to come."

"Our current growth trajectory can be very clearly seen in industry-backed third-party data which we anticipate will sharply accelerate with the addition of our marketing campaign centered around Shaq and his proven sales-driving track record. Nielsen data for all US channels for the 13 weeks ending July 17, 2021 show that our dollar sales have increased by 32.5% and unit sales are up 32.4% in the value-added water category. Nielsen total US Food data for the same period shows that we are now the ninth best-selling brand of value-added water by dollar volume, surpassing LifeWtr, a Pepsi product.

"The Catalina Hub360 data also shows that our momentum has continued as for the 4-week period ending August 7, 2021, based on reporting stores, our sales were up 32.7% and our market-share has increased .7% in only a 4-week period."

Fiscal 2022 Key Operational Highlights

• Advisor and Brand Ambassador Shaquille O'Neal

• Entered into an equity-centric agreement with Shaquille O'Neal and Authentic Brands Group.

• Developed a new product collaboration that we've since revealed in Q2, the Shaq Paq, a six-pack of two liters that we will use to target Club, Big Box, and other major retailers.

• The assets for our first ever omni-channel marketing campaign are already in post-production and we'll start regional testing soon.

• Private placement financing of $5 million led by Company chairman and Shaquille O'Neal.

• International Expansion

• In addition to our recent expansion in Mexico, we're also now in a distribution agreement with SaluVid, a division of TraFon Group for our products to be sold in Puerto Rico and the rest of the Caribbean. This was brokered by Bellator.

• Increased Production Capacity and Supply Chain Efficiency

• We have entered into contracts with 3 additional co-packers all of which we expect to be up and running by Labor Day.

• Organic Growth/SKU Expansion in Major Grocers and Drugstores

• We earned SKU expansion and additional shelf space in stores major retailers across the country including the largest drugstore in the United States and major grocery banners.

• Joined Russell Microcap Index

• At the end of Q1, we were added to the Russell Microcap Index during its yearly reconstitution. Russel indexes are widely used by investment managers and institutional investors for index funds as benchmarks for active investment strategies. Approximately $10.6 trillion in assets are benchmarked against Russell's US indexes.

• Functional CBD Water

• Our new functional CBD water has been formulated, the packaging and unique freshness technology have been finalized. We expect to begin selling our new line of 6 flavors in the next 60 days.

Fiscal 2022 First Quarter Financial Results (unaudited)
(All amounts are in U.S. dollars)

• For the fiscal first-quarter ended June 30, 2021, recorded record revenue of approximately $14.1 million, an increase of 5% over the prior year's quarter which was our best quarter ever at the time.

• Gross profit in the fiscal first quarter was $4.8 million, a slight decrease compared to $4.84 million from the prior year's quarter.

• Total operating expenses for the fiscal first quarter were approximately $12.1 million, compared to approximately $7.7 million for the prior fiscal year's first quarter. The difference was due primarily to over $4.2 million of non-recurring expenses associated with corporate sales and marketing and stock compensation and $1.3 million additional expenses from our supply chain and logistics related to the aftermath of COVID 19.

• Net loss for the fiscal first quarter ended June 30, 2021 was $7.4 million or ($0.08) per share versus a net loss of $3 million or ($0.05) per share in the fiscal first quarter of 2021.

• Cash position of $4.5 million at end of first quarter fiscal 2022.

"We reported a loss of $7.4 million but this included over $4.2 million of non-recurring expenses associated with corporate sales and marketing and stock compensation and an unexpected $1.3 million additional expenses from our supply chain and logistics related to the aftermath of COVID 19," stated Mr. Wright. "As announced last month, we implemented our first ever price increase with our customers, which should partially offset some of the impact these expenses beginning third quarter fiscal 2022.

"It should be noted that many of the non-recurring sales and marketing expenses were planned based on our announced partnership with Shaquille O'Neal and Authentic Brands Group. We see this partnership as a strategic investment in the future growth of our company."

"Despite some significant one-time expenses, our cash position at the end of the first quarter fiscal 2022 was $4.5 million," stated Mr. Wright. "We believe our cash position will be stronger at the end of our second fiscal quarter based on anticipated $5 million in funds from a private placement, in which Shaquille O'Neal and our Chairman personally invested, and funds from warrants exercised during the second quarter. Furthermore, we have a $20 million ATM with Roth Capital Partners, from which we have not taken down any money.

"This all gives us confidence in our ability to continue our growth over the next twelve months as we launch our first ever omni-channel marketing campaign converting beverage drinkers everywhere to our Deliciously Smooth™ Alkaline88."

Fiscal 2022 Outlook and Guidance

"As I've said before, our employees and business partners rose to the occasion throughout last year and we have seen significant sales acceleration into fiscal 2022," continued Mr. Wright. "We delivered to our customers and consumers when they needed us most. The trust and appreciation we earned from our strong performance throughout the pandemic allowed us to continue to see more organic and new-store growth, and an expanding presence in more key channels.

"We've recently added key personnel to execute this strategic expansion including new directors of hospitality and e-commerce. Both have track records that prove their ability to help The Alkaline Water Company reach new heights in their respective channels. We've also welcomed our new Chief Marketing Officer, Tom Hutchison, a grocery retail and CPG veteran, who will be leading the company in developing and implementing our marketing strategies."

"We expect to deliver revenue of $62 million, with an estimated gross profit of approximately $23.5 million. This represents revenue growth of approximately 35% for the full year. We expect our top line to be driven primarily by the momentum we're carrying forward from a successful 2021 which has resulted in SKU expansion, a gain in traction for our single-serves, and significant organic growth within our existing retail clients. This momentum should also allow us to see expanded distribution to additional retailers throughout the country," stated David Guarino, Chief Financial Officer of The Alkaline Water Company.

First Quarter Fiscal 2022 Conference Call

The Company will hold a conference call today, Monday, August 16, 2021, at 5:00 PM Eastern Time. This call may include material information not included in this press release.

Conference Call Details:

Date: August 16, 2021
Time: 5:00 PM Eastern Time (ET)
Dial-in Number for U.S. and Canadian Callers: 877-407-3088
Dial-in Number for International Callers (Outside of the U.S. and Canada): 201-389-0927
Conference ID Number: 13722270

Participating on the call will be the Company's President and CEO Richard A. Wright and Chief Financial Officer David Guarino, who will discuss operational and financial highlights for the first quarter and the outlook for the rest of fiscal year 2022.

To join the live conference call, please dial into the above-referenced telephone numbers five to ten minutes prior to the scheduled call time.

A replay will be available for one week starting on August 17, 2021, at approximately 10:30 AM (ET). To access the replay, please dial 877-660-6853 in the U.S. or Canada and 201-612-7415 for international callers.

Alkaline88® is known for its superior hydration with a perfect 8.8pH balance. The brand was developed to deliver a Deliciously Smooth™ taste that encourages consumers to drink more and fully hydrate. The Company is dedicated to purity, quality, value, and taste. The water's ingredient deck is simple, easy to understand, and free of buffers. Alkaline88 ionized water contains just two ingredients that customers trust - purified water and Pink Himalayan Rock Salt.

The Alkaline Water Company is The Clean Beverage Company™ making a difference in the water you drink and the world we share.

The Alkaline88® flagship brand of premium alkaline water is now available in 75,000 stores across all trades in the U.S. For more information, visit www.thealkalinewaterco.com.

About The Alkaline Water Company:

Founded in 2012, The Alkaline Water Company (NASDAQ and CSE: WTER) is headquartered in Scottsdale, Arizona. Its flagship product, Alkaline88®, is a leading premier alkaline water brand available in bulk and single-serve sizes along with eco-friendly aluminum packaging options. With its innovative, state-of-the-art proprietary electrolysis process, Alkaline88® delivers perfect 8.8 pH balanced alkaline drinking water with trace minerals and electrolytes and boasts our trademarked label "Clean Beverage."  Quickly being recognized as a growing lifestyle brand, Alkaline88® launched A88 Infused™ in 2019 to meet consumer demand for flavor-infused products. A88 Infused™ flavored water is available in six unique all-natural flavors, with new flavors coming soon. In 2021, The Alkaline Water Company was pleased to welcome Shaquille O'Neal to its board of advisors and to serve as the celebrity brand ambassador for the Alkaline88® and A88 Infused™ brands.

To purchase Alkaline88® and A88 Flavor Infused products online, visit us at www.alkaline88.com.

To learn more about The Alkaline Water Company, please visit www.thealkalinewaterco.com or connect with us on Facebook, Twitter, Instagram, or LinkedIn.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the following:  statements relating to the Company fiscal 2022 revenue guidance of $62 million, with an estimated gross profit of approximately $23.5 million, representing full-year growth of 29%; the Company's expectation of the Company's top line to be driven primarily by the momentum the Company is carrying forward from a successful 2021; this momentum should also allow the Company to see expanded distribution to additional retailers throughout the country; that Fiscal 2022 is shaping up to be a watershed year for The Alkaline Water Company; the Company's belief that Alkaline88 will be a household name this fiscal year; that Shaq's extraordinary impact on sales that he's demonstrated throughout his career has yet to even register for Alkaline88; that the Company is very excited for what's to come; that the Company's current growth trajectory can be very clearly seen in industry-backed third-party data which the Company anticipates will sharply accelerate with the addition of its marketing campaign centered around Shaq and his proven sales-driving track record; that that the Company will use the Shaq Paq, a six-pack of two liters, to target Club, Big Box, and other major retailers; that the Company will start regional testing for the assets for the Company's first ever omni-channel marketing campaign; that the Company expects 3 additional co-packers to be up and running by Labor Day; that the Company expects to begin selling its new line of 6 flavors in the next 60 days; that the Company's first ever price increases with its customers should partially offset some of the impact these expenses beginning third quarter fiscal 2022; that the Company sees the partnership with Shaquille O'Neal and Authentic Brands Group as a strategic investment in the future growth of the Company; that the Company believes its cash position will be stronger at the end of its second fiscal quarter based on anticipated $5 million in funds from a private placement, in which Shaquille O'Neal and the Company's Chairman personally invested; that this all gives the Company confidence in its ability to continue its growth over the next twelve months as the Company launches its first ever omni-channel marketing campaign; and that additional key personnel have track records that prove their ability to help the Company reach new heights in their respective channels.

The material assumptions supporting these forward-looking statements include, among others, that the Company's stockholders will approve the private placement completed on July 6, 2021; that the demand for the Company's products will continue to significantly grow; that the past production capacity of the Company's co-packing facilities can be maintained or increased; that there will be increased production capacity through implementation of new production facilities, new co-packers and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company's products; that there will be an expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions on production of the Company's products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company's products; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products, including products containing hemp/CBD; the fact that consumers may not embrace and purchase any of the Company's CBD-infused products; the fact that the Company may not be permitted by the FDA or other regulatory authority to market or sell any of its CBD-infused products; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company's sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond the Company's control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company's ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; and competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

The Alkaline Water Company Inc.

Jeff Wright

Director of Investor Relations
866-242-0240
investors@thealkalinewaterco.com

Media

Jessica Starman

888-461-2233

jessica@elev8newmedia.com